                                                                    EXHIBIT 99.1

VA LINUX SYSTEMS REPORTS RECORD SECOND QUARTER REVENUE

SUNNYVALE, CALIF.-- February 24, 2000--VA Linux Systems, Inc. (Nasdaq:LNUX - news) today reported record results for its second quarter which ended January 28, 2000.

Revenues for the second quarter were $20.2 million, up 537% from the same quarter of the prior year, and up 36% from the prior quarter. Revenue from Professional Services, of $300,000 represented 1.5% of total revenue. According to IDC, shipments of Linux operating systems during calendar 1999 grew 93%, more than four times faster than shipments of any other software operating system.

New customers accounted for 49% of total revenue. The top 10 customers represented 41% of total revenue, down 9 percentage points from the previous quarter. VA Linux's largest customers for the second quarter were Akamai Technologies, NetLedger, Vstream, Abba Technologies, and C/Net.

VA Linux' gross margins improved to 14.0% for the second quarter from 13.2% in the previous quarter. The operating loss, excluding deferred compensation charges of $4.2 million, was $8.4 million. The operating loss also included an additional $1 million in non-recurring non-cash charges associated with stock options issued for recruiting and marketing consulting services incurred prior to our IPO.

As a percentage of revenue, the operating loss, excluding deferred compensation charges, improved 8.2 percentage points from the previous quarter to a 41.4%. The operating loss, including deferred compensation, was $12.6 million or 62.5%, an improvement of 6.4 percentage points from the previous quarter. In another significant step, VA Linux virtually eliminated its manufacturing inventory as it expanded its high velocity contract manufacturing model.

In January of 2000, VA Linux introduced SourceForge(TM), a development center for open source projects. Since that time, SourceForge has become the development home for more than 2,200 such projects and more than 13,000 registered developers, and the numbers continue to grow. Web traffic on VA Linux' other web sites, such as Linux.com and Themes.org, grew 23% in pageviews sequentially versus the prior fiscal quarter.

VA Linux also announced progress in strategic partnerships during the quarter. For example, VA Linux's announced relationship with nVidia and SGI is aimed at the creation of state-of-the-art workstation-class graphics processing on Linux systems this year. In VA Linux's Professional Services area, Hewlett-Packard and VA Linux announced a collaboration to create great Linux and open source printing.

"This was an excellent quarter. We believe our results show that our open solutions model, a balanced ability to provide complete Linux solutions for customers, is the business model of choice for the Linux and Open Source markets," said Dr. Larry Augustin, CEO of VA Linux Systems. "We intend to grow aggressively in the forseeable future, both organically and through additional acquisitions."

"VA Linux's growth rate last quarter was tremendous. We are particularly happy with the growth in our services business after its first full quarter of operation," said Todd Schull, CFO of VA Linux Systems. "In addition, our progress on inventory asset management was outstanding. Inventory has been virtually eliminated allowing us to focus our resources on more strategic areas."

ABOUT VA LINUX SYSTEMS

Since 1993, VA Linux Systems has been a recognized leader in advancing Linux and Open Source solutions. VA Linux provides a single point of contact for Linux systems, Open Source software, and world-class professional services and support. VA Linux Systems owns and operates SourceForge, the world's largest Open Source development center, as well as Linux.com and Themes.org. Headquartered in Sunnyvale, VA Linux is located on the Web at http://www.valinux.com/.

Forward-looking statements in this press release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements that are not strictly historical statements, including, without limitation, statements regarding current or future financial performance, management's plans and objectives for future operations, product plans and performance, management's assessment of market factors, and statements regarding the strategy and plans of VA Linux and its strategic partners, constitute forward-looking statements which involve risks and uncertainties. These risks and uncertainties include, without limitation, VA Linux's limited operating history and the evolving market for Linux-based systems; the risks associated with VA Linux's dependence upon an open source business model; reliance on sales of server products; continued market acceptance of Linux; continued reliance upon independent third-party Linux developers; management of growth; reliance upon strategic relationships and ability to implement specific terms relating to them; reliance on our single source contract manufacturer; governmental clearance and successful integration of acquisitions; competition with larger and more established companies, particularly those with announced Linux strategies; continued introduction of new products; expansion of VA Linux's business focus and operations, particularly internationally; our ability to attract and retain qualified personnel -- especially in the areas of professional services and overseas; the enforceability of the GNU General Public License; the scarcity of Linux-based applications; the risks of economic downturns generally; the risks associated with competition and competitive pricing pressures; the viability of the Internet and of our web-based businesses as profit-making entities; and other risks detailed in VA Linux's filings with the Securities and Exchange Commission, copies of which may be accessed through the SEC's web site at http://www.sec.gov.

Note: VA Linux Systems and SourceForge are trademarks of VA Linux Systems, Inc. Linux is a registered trademark of Linus Torvalds. All other trademarks and company names are property of their respective owners.

                             VA LINUX SYSTEMS, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                     Three Months Ended               Six Months Ended
                                  ------------------------        ------------------------
                                  Jan. 28,        Jan. 31,        Jan. 28,        Jan. 31,
                                    2000            1999            2000            1999
                                  --------        --------        --------        --------
Statements of
 Operations Data:
Net revenues                      $ 20,191        $  3,170        $ 35,039        $  5,605
Cost of revenues                    17,356           3,324          30,243           5,377
                                  --------        --------        --------        --------
  Gross margin                       2,835            (154)          4,796             228

Operating expenses:
 Sales and marketing                 7,111             406          12,175             583
 Research and development            2,431             216           5,205             264
 General and administrative          1,658             654           3,154             790
 Amortization of deferred
  stock compensation                 4,258             371           7,113             489
                                  --------        --------        --------        --------
     Total operating
       expenses                     15,458           1,647          27,647           2,126
                                  --------        --------        --------        --------
Loss from operations               (12,623)         (1,801)        (22,851)         (1,898)
Interest and other income
 (expense), net                      1,062             (14)          1,235             (14)
                                  --------        --------        --------        --------
Net loss                           (11,561)         (1,815)        (21,616)         (1,912)
                                  --------        --------        --------        --------
Dividend related to
 convertible
 preferred stock                        --              --          (4,900)             --
                                  --------        --------        --------        --------

Net loss attributable
 to common stockholders           $(11,561)       $ (1,815)       $(26,516)       $ (1,912)
                                  ========        ========        ========        ========

Basic and diluted net
 loss per share                   $  (0.50)       $  (0.44)       $  (1.73)       $  (0.41)
Pro forma basic net
 loss per share                   $  (0.36)       $  (0.26)       $  (0.90)       $  (0.31)

Weighted average shares
  outstanding:
Basic and diluted                   23,325           4,151          15,372           4,626
Pro forma                           32,300           7,026          29,412           6,094

                             VA LINUX SYSTEMS, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                                                         January 28,        July 31,
                                                            2000              1999
                                                         -----------      -----------
                                                         (unaudited)
                                     ASSETS
Current assets:
  Cash and cash equivalents                               $ 148,510        $  18,653
  Accounts receivable                                        11,537            4,033
  Inventories                                                    --            1,971
  Prepaid expenses and other assets                           1,470              381
                                                          ---------        ---------
    Total current assets                                    161,517           25,038
Property and equipment, net                                   2,931            1,759
Other assets                                                    807              798
                                                          ---------        ---------
                                                          $ 165,255        $  27,595
                                                          =========        =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of loans and
    notes payable                                         $     563        $     759
  Accounts payable                                            9,629            6,243
  Accrued warranty                                              607              239
  Accrued liabilities and other                               3,737            1,567
                                                          ---------        ---------
    Total current liabilities                                14,536            8,808
                                                          ---------        ---------
Notes payable and other, net of
  current portion                                               575              424
                                                          ---------        ---------

Stockholders' equity:
  Convertible preferred stock                                    --               19
  Common stock                                                   41               15
  Additional paid-in capital                                219,956           45,461
  Stockholder note receivable                                    --              (50)
  Deferred stock compensation                               (28,376)         (12,121)
  Accumulated deficit                                       (41,477)         (14,961)
                                                          ---------        ---------
    Total stockholders' equity                              150,144           18,363
                                                          ---------        ---------
                                                          $ 165,255        $  27,595
                                                          =========        =========

Contact:

     VA Linux Systems
     Joyce Chowla, 408/542-5718
     jchowla@valinux.com